                                                                     Exhibit 3.1

                           ARTICLES OF INCORPORATION
                                      OF
                             AVIATION GROUP, INC.

     I, the undersigned natural person of the age of eighteen (18) years or more, acting as the incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation

                                  ARTICLE ONE

     The name of the corporation is Aviation Group, Inc.

                                  ARTICLE TWO

     The period of its duration is perpetual.

                                 ARTICLE THREE

     The purpose for which the corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                 ARTICLE FOUR

     The aggregate number of shares of stock that the corporation shall have authority to issue is fifteen million (15,000,000) shares, which shall be divided into two (2) classes as follows:

     (a) Ten million (10,000,000) shares of Common Stock, having a par value of one cent ($0.01) each (hereinafter "Common Stock"); and

     (b) Five million (5,000,000) shares of Preferred Stock, having a par value of ten cents ($0.01) each (hereinafter "Preferred Stock").

     The Board of Directors of the corporation shall have authority to establish series of unissued shares of the Preferred Stock by fixing and determining the relative rights and preferences of the shares of any series so established in accordance with and to the extent permitted by the applicable provisions of the Texas Business Corporation Act, and to increase or decrease the number of shares within each such series, except that the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued and may not increase or decrease the number of shares in a series if prohibited by the resolution or resolutions adopted by the Board of Directors providing for such series of Preferred Stock. Each such series of Preferred Stock shall have distinctive serial designations.

     Without limiting the generality of the foregoing, each series of Preferred Stock

     (a)  may have such number of shares;

     (b) may have such voting powers, full or limited, or may be without voting powers;

     (c)  may be subject to redemption at such time or times and at such prices;

     (d) may be entitled to receive distributions (which may be cumulative, noncumulative, or partially cumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

     (e) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation;

     (f) may be made convertible into shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation at such ratios or prices, and with such adjustments;

     (g) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

     (h) may be exchangeable, subject to compliance with applicable Texas law, for such property or indebtedness of the corporation; and

     (i) may have such other relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof,

      all as shall be stated in the resolution or resolutions of the Board of Directors providing for the establishment of such series of Preferred Stock.

     Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the corporation, or which, if convertible or exchangeable, have been converted into shares of stock or exchanged for property or indebtedness of the corporation shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series for which they were originally apart or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the establishment of any series of Preferred Stock and to any filing required by law.

     Except as otherwise provided by law or by the resolution or resolutions of the Board of Directors providing for the establishment of any series of the Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one (1) vote for each share held.

     Subject to all of the rights of the Preferred Stock or any series thereof, the holders of the Common Stock on account thereof shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, distributions payable in cash, stock or otherwise.

     Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for such payment in full shall have been set aside for payment, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

                                 ARTICLE FIVE

     The corporation will not commence business until it has received for the issuance of its shares consideration at least equal to the aggregate value of $1,000.00, consisting of money, labor done or property actually received.

                                  ARTICLE SIX

     The street address of the corporation's initial registered office is 1327 Empire Central, Suite 260, Dallas, Texas 75247, and the name of its initial registered agent at such address is Lee Sanders.

                                 ARTICLE SEVEN

     The initial Board of Directors shall consist of one (1) director; however, thereafter, the number of directors constituting the Board shall be fixed in the manner provided in the bylaws. The name and address of the person who shall serve as initial director of the corporation until the first annual meeting of the shareholders or until his successor is elected and qualified is as follows:

               Lee Sanders                    1327 Empire Central, Suite 260
                                              Dallas, Texas 75247

                                 ARTICLE EIGHT

     The corporation shall indemnify any person who (i) is or was a director, officer, employee, or agent of the corporation, or (ii) while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may or is required to grant indemnification to a director under the. Texas Business Corporation Act as now written or as hereafter amended. The corporation may indemnify any person to such further extent as permitted by law.

     The corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named hereinabove as allowed under the Texas Business Corporation Act, as now written or as hereafter amended.

                                 ARTICLE NINE

     A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as director, except that this Article does not eliminate or limit the liability of a director for:

     (a) a breach of a director's duty of loyalty to the corporation or its shareholders;

     (b) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

     (c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

     (d) an act or omission for which the liability of a director is expressly provided for by statute; or

     (e) an act related to an unlawful stock repurchase or payment of a dividend.

                                  ARTICLE TEN

     The name and address of the incorporator of the corporation is as follows:

               Susan E. Mitchell        500 North Akard Street
                                        Suite 4000
                                        Dallas, Texas 75201

                                ARTICLE ELEVEN

     Preemptive rights of shareholders of the corporation are expressly denied. No holder of any shares of stock of the corporation shall be entitled as a matter of right to purchase or subscribe for any part of any shares of stock of the corporation authorized by these Articles or of any additional shares of stock of any class to be issued by reason of any increase in the authorized capital stock of the corporation, or of any bonds, certificates of indebtedness, debentures, warrants, options or other securities or rights convertible into any class of capital stock of the corporation, but any shares of stock authorized by these Articles or any such additional authorized issue of any capital stock, rights or securities convertible into any shares of such stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration, upon such terms and in such manner as the Board of Directors may, in its discretion, determine without any offering thereof on the same terms or on any other terms to the shareholders then of record or to any class of shareholders; provided only that such issuance may not be inconsistent with any provisions of law or with any of the provisions of these Articles.

                                ARTICLE TWELVE

     Cumulative voting is expressly prohibited. At each election of directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him with respect to each of the persons nominated for election as a director and for whose election he has a right to vote; and no shareholder shall be entitled to cumulate his votes by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, or by distributing such votes on the same principle among any number of candidates.

     IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of December, 1995.

                                   /s/ Susan E. Mitchell
                                   ----------------------------------------
                                   Susan E. Mitchell

                            ARTICLES OF CORRECTION
                                      OF
                             AVIATION GROUP, INC.

     Pursuant to the provisions of Article 1302-7.02 of the Texas Miscellaneous Corporation Laws Act, the following correction is hereby made to the Articles of Incorporation of Aviation Group, Inc. (the "Corporation"):

                                  ARTICLE ONE

     The name of the Corporation is Aviation Group, Inc.

                                  ARTICLE TWO

     The document to be corrected is the Articles of Incorporation of Aviation Group, Inc. (the "Articles"), which was filed in the Office of the Secretary of State on the 4th day of December, 1995.

                                 ARTICLE THREE

     Subparagraph (b) of Article Four of the Articles incorrectly states: "Five million (5,000,000) shares of Preferred Stock, having a par value of ten cents ($0.01) each (hereinafter "Preferred Stock")."

                                 ARTICLE FOUR

     Subparagraph (b) of Article Four of the Articles of Incorporation is corrected to read in its entirety as follows: "Five million (5,000,000) shares of Preferred Stock, having a par value of one cent ($0.01) each (hereinafter "Preferred Stock")."

     DATED as of this 21st day of January, 1997.

                                   AVIATION GROUP, INC.


                                   By:   /s/ Lee Sanders
                                         ---------------
                                         Lee Sanders, President

                     STATEMENT OF RESOLUTION ESTABLISHING
                               SERIES OF SHARES
                    (Series A Convertible Preferred Stock)

     To the Secretary of State of

      the State of Texas:

     Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

     1. The name of the Corporation is Aviation Group, Inc., a Texas corporation (the "Corporation").

     2. The Board of Directors duly adopted the following resolution by a Unanimous Consent of the Board of Directors of the Corporation, dated March 23, 2000:

     WHEREAS, the Corporation's directors have reviewed and approved the Certificate of Designation ("Certificate of Designation"), attached hereto and incorporated herein by reference, delineating the number of shares, the voting powers, designations, preferences and relative, participating, optional, redemption, conversion, exchange, dividend or other special rights and qualifications, limitations or restrictions of a series of Preferred Stock to be issued by the Corporation and designated Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"); now, therefore, be it

          RESOLVED, that 2,000 shares of authorized but unissued Preferred Stock be designated Series A Preferred Stock and that the Series A Preferred Stock have the rights, preferences, limitations and restrictions set forth herein; and, be it

          FURTHER RESOLVED, that the Chairman, the President or any Vice President of the Corporation, individually or collectively, be, and such officers hereby are, authorized and directed to execute, acknowledge, attest, record and file with the Secretary of State of the State of Texas the Certificate of Designation in accordance with the Texas Business Corporation Act and to take all other actions that such officers deem necessary to effectuate the Certificate of Designation.

                          CERTIFICATE OF DESIGNATION

     1. Series A Preferred Stock. The Series A Convertible Preferred Stock (the "Series A Preferred") will consist of 2,000 shares and will have the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as follows:

     2. Dividends and Distributions. The holders of record of shares of Series A Preferred shall be entitled to receive, when and if declared by the Board of Directors of the Corporation out of funds legally available for the payment of dividends, monthly dividends at a rate of nine percent (9%) of the Liquidation Value (as defined in Section 3 below) per annum per share of Series A Preferred, out of funds legally available therefor, which shall be prior and in preference to any declaration or payment of any dividend on the Common Stock (excluding any stock splits and stock dividends payable in shares of Common Stock) or any other class or series of Preferred Stock (other than the Company's Series B Preferred Stock (the "Series B Preferred") and Series C Preferred Stock (the "Series C Preferred"), to which the Series A Preferred shall rank junior with respect to dividend rights). Any such dividends that are not paid shall accrue and be cumulative.

     Monthly dividends shall commence to accrue on the first day of each month of the year except that the first monthly dividend for each share shall commence to accrue on the date of original issuance of such share, and shall end on and include the day immediately preceding the first day of the next monthly dividend period. Dividends on the shares of Series A Preferred shall be payable on the first day of each month of each year (a "Dividend Payment Date"), commencing April 1, 2000; provided, however, that no obligation to pay a dividend shall exist until such dividends are declared by the Board of Directors. Each such dividend shall be paid to the holders of record of the Series A Preferred as they shall appear on the stock register of the Corporation on such record date, not exceeding 45 days preceding such Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

     3. Liquidation Rights. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), distributions shall be made to the holders of Series A Preferred in respect of such Series A Preferred after the liquidation preference amounts of the Series B Preferred and Series C Preferred shall be paid to the holders of the Series B Preferred and Series C Preferred, but before any amount shall be paid to the holders of any other class or series of capital stock of the Corporation in the following manner:

     After the holders of the Series B Preferred and Series C Preferred have been paid the full liquidation preferences payable to the holders of the Series B Preferred and Series C Preferred, the holders of the Series A Preferred shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of its capital stock an amount per share of Series A Preferred equal to the sum of (i) $10,000 ("Liquidation Value"), plus (ii) all accrued but unpaid dividends (calculated through the date of liquidation) (collectively, with the Liquidation Value, the "Liquidation Preference"), prior to any distribution to the holders of any other Preferred Stock (other than the Series B Preferred and Series C Preferred to which the Series A Preferred shall rank junior with respect to the Liquidation Preference) or Common Stock. If the proceeds from a

Liquidation are not sufficient to pay to the holders of Series A Preferred the full Liquidation Preference, then such holders shall instead be entitled to receive the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock, which assets and funds shall be distributed ratably among the holders of the Series A Preferred.

     4.   Voting Rights.

          (a) Voting with Common Stock. Except as otherwise required by law or by Section 8 hereof, the holder of each share of Series A Preferred will not be entitled to vote as a shareholder on any matters prior to the earlier of the following events (the "Triggering Event") (a) September 30, 2000 or (b) the consummation of the merger between the Corporation or a subsidiary of the Corporation and travelbyus.com ltd., an Ontario corporation (the "Merger"). After the occurrence of a Triggering Event, except as otherwise required by law or by Section 8 hereof, the holder of each share of Series A Preferred will be entitled to vote on all matters with the Common Stock as a single class, and not as a separate class or series, with each share of Series A Preferred entitling the holder thereof to the number of votes per share equal to the full number of shares of Common Stock into which each share of Series A Preferred is convertible on the record date for such vote. After the occurrence of a Triggering Event, the holders of the Series A Preferred shall receive notice of and shall be entitled to attend in person or by proxy any meeting of the holders of Common Stock.

          (b) Majority Class Vote. In addition to the special voting rights provided in Section 8 and Section 4(a), the holders of the Series A Preferred shall also have the right to vote as a separate class on any matter if required by the Texas Business Corporation Act or any successor statute (the "Act"). Pursuant to the Act, with respect to any matter for which the affirmative vote of the holders of a specified portion in excess of the majority of the outstanding shares of Series A Preferred entitled to vote is required by the Act, the act of the holders of Series A Preferred on that matter shall be the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred entitled to vote on that matter, rather than the affirmative vote of the greater percentage otherwise required by the Act.

     5.   Redemptions.

          (a) Right to Redemption. At any time on or prior to September 30, 2000, the Corporation shall have the right, at its option, to redeem (the "Mandatory Redemption") all or part of the shares of Series A Preferred then outstanding at a price per share equal to the Liquidation Preference (the "Redemption Price").

          (b) Redemption Procedure. The Corporation may effect a Mandatory Redemption by giving written notice to the holders of the Series A Preferred not less than thirty (30) days nor more than one hundred fifty (150) days prior to the intended effective date of the Mandatory Redemption of such election to exercise a Mandatory Redemption, the number of shares of Series A Preferred subject to the Mandatory Redemption, and the intended effective date of the Mandatory Redemption (the "Redemption Date"). Upon receipt of the written notice of a Mandatory Redemption, the holders of the Series A Preferred will have the right to convert their shares of Series A Preferred into shares of Common Stock pursuant to
Section 6(b). A holder of the Series A Preferred shall not have the right to receive payment of the Redemption Price unless and until the holder surrenders the certificate or certificates representing the holder's Series A Preferred at the principal office of the Corporation or of the Corporation's transfer agent. Following the Redemption Date, the Corporation shall, as soon as practicable after such surrender, send payment to the holder of Series A Preferred surrendering such certificates in the form of a check of the Corporation for the total amount of the Redemption Price to which the holder may be entitled.

          (c) Dividends; Rights of Holders. No share of Series A Preferred is entitled to any dividends declared after the date on which the Redemption Price of such share of Series A Preferred is paid or irrevocably set aside for payment. On such date, all rights of the holder of such share of Series A Preferred will cease, and such share of Series A Preferred will be deemed to be not outstanding.

          (d) Reissuance; New Certificates. Any shares of Series A Preferred which are redeemed or otherwise acquired by the Corporation will be canceled and will not be reissued, sold or transferred and will be returned to the status of authorized but unissued shares of Preferred Stock without designation as to a series or class of Preferred Stock. If fewer than the total number of shares of Series A Preferred represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Series A Preferred will be issued to the holder thereof without cost to such holder within three
(3) business days after surrender of the certificate representing the redeemed shares.

          (e) Ratable Offers. Neither the Corporation nor any of its subsidiaries will redeem, repurchase or otherwise acquire any shares of Series A Preferred pursuant to this Section 5, except on a pro-rata basis from all holders of shares of Series A Preferred on the basis of the number of shares of Series A Preferred owned by each such holder.

     6.   Conversion.

          (a) Corporation's Right to Convert. Each share of Series A Preferred shall be automatically and mandatorily convertible, at the option of the Corporation, at any time after the issuance of such shares of Series A Preferred into shares of Common Stock at the Conversion Rate (as defined in Section 6(c) hereof). The Corporation shall give each holder of the Series A Preferred ten
(10) days prior written notice stating the date that the automatic and mandatory conversion of the Series A Preferred will occur under this Section 6(a). The Corporation and the holders of the Series A Preferred shall carry out the exchange procedures set forth in Section 6(d) as soon as practicable after the Corporation has given the written notice of automatic conversion required by this Section 6(a). The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock immediately prior to the close of business on the effective date of the conversion stated in the notice from the Corporation. The Corporation's conversion right terminates when the Corporation completes a new Common Stock, preferred stock or debt financing that is on terms reasonably acceptable to the Corporation, that occurs after or upon the consummation of the Merger and that provides new gross cash proceeds to the

Corporation of at least US $25 million.

          (b) Holder's Right to Convert. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after October 31, 2000 or, if earlier, after the holder has received notice of the Corporation's election to exercise a Mandatory Redemption under Section 5 hereof, into shares of Common Stock at the Conversion Rate (as defined in Section 6(c) hereof). To effect such conversion, the holder of Series A Preferred shall (i) give the Corporation written notice stating that the holder elects to exercise the right to convert and the number of shares of Series A Preferred that the holder elects to convert, and (ii) deliver the certificate of certificates evidencing the Series A Preferred to be converted in accordance with Section 6(d) below. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such delivery of the certificate or certificates for the Series A Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (c) Conversion Rate. Upon a conversion pursuant to Section 6(a) or
Section 6(b) hereof, each share of Series A Preferred shall be converted into a number of shares of Common Stock equal to the quotient (the "Conversion Rate") obtained by dividing (i) the Liquidation Preference on the Conversion Date (as defined in Section 6(d) hereof), by (ii) the greater of (x) US $6.00 (the "Minimum Conversion Price") or (y) the arithmetic mean of the closing bid prices of the Common Stock as reported by Bloomberg, L.P. for the twenty-one (21) trading days preceding the Conversion Date (the "Mean Trading Price").

          (d) Mechanics of Voluntary Conversion. After any conversion of shares of Series A Preferred into shares of Common Stock under Section 6(a) or Section 6(b), before certificates of Common Stock therefor shall be issued, the certificate or certificates representing the shares of Series A Preferred shall be surrendered, duly endorsed, at the principal office of the Corporation or of the Corporation's transfer agent. The Corporation shall as soon as practicable after such delivery, issue and deliver to the holder of Series A Preferred surrendering such certificates, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid. The effective date of the automatic and mandatory conversion under Section 6(a) or the date on which the voluntary conversion is deemed to have been made under
Section 6(b), or such other date as may be fixed by the mutual agreement of the Corporation and the holder as the date for the particular conversion, is referred to as the "Conversion Date".

          (e) Status of Converted Stock. In case any shares of Series A Preferred shall be converted pursuant to this Section 6, the shares so converted shall be canceled and shall not be reissued, sold or transferred and shall be returned to the status of authorized but unissued shares of Preferred Stock without designation as to a series or class of Preferred Stock.

          (f) Fractional Shares. In lieu of any fractional shares in the aggregate to which the holder of Series A Preferred would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the Board of Directors.

          (g) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (h) Payment of Taxes. The Corporation shall pay all issued taxes, if any, incurred in connection with the issuance of the Common Stock on conversion of any shares of Series A Preferred, but the Corporation shall not pay any transfer or other taxes incurred by reason of the issuance of such Common Stock in any name other than the name in which the share or shares of Series A Preferred surrendered for conversion may stand.

          (i) Adjustments to Minimum Conversion Price. In the event of any stock dividend on the Common Stock, any stock split, reverse stock split, stock combination or reclassification of the Common Stock or any merger, consolidation or combination of the Corporation with any other corporation or corporations, the Minimum Conversion Price shall be proportionately adjusted so that the holders of the Preferred Stock after such event shall be entitled to receive upon conversion the number and kind of shares which such holders would have owned or been entitled to receive had such Preferred Stock been converted immediately prior to such event, in any case as if the Conversion Rate were determined using the Minimum Conversion Price and not the Mean Trading Price. Such adjustment shall be made successively upon the occurrence of any of the events listed in this Section 6(i).

     7. Notices. Any notice required by the provisions of this Certificate to be given to the holders of Series A Preferred shall be deemed to have been sufficiently received (except as otherwise provided herein) (a) upon receipt when personally delivered, (b) or one (1) day after sent by overnight delivery or telecopy providing confirmation or receipt of delivery, or (c) three (3) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, and addressed to each holder of record at such holder's address appearing on the share transfer books of the Corporation.

     8. Approval of Certain Transactions While Any Series A Preferred is Outstanding. So long as any shares of Series A Preferred are outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the Series A Preferred then outstanding, voting as a separate class, take any action that:

          (a) alters the rights, preferences or privileges of the Series A Preferred;

          (b) increases or decreases the authorized number of shares of Series A Preferred;

          (c) creates any new class or series of shares, or issues any such shares or options exercisable or convertible into such shares, that have a preference over or are on a parity with the Series A Preferred with respect to dividends or liquidation preferences other than shares of Series B Preferred;

          (d) reclassifies stock into shares having a preference over or that are on parity with the Series A Preferred with respect to dividends or liquidation preferences other than shares of Series B Preferred; or

          (e) alters or amends the provisions of this Section 8.

     3. The resolutions set forth above have been duly adopted by all necessary action on the part of the Corporation.

     IN WITNESS WHEREOF, Aviation Group, Inc. has caused this Certificate to be executed by Bill Kerby, its President, and attested by Richard L. Morgan, its Secretary, this 30th day of March, 2000.

                                        Aviation Group, Inc

                                        By:  /s/  Bill Kerby
                                             ---------------

                                             Bill Kerby, President

     ATTESTED:

     By:    /s/  Richard L. Morgan
            ----------------------

            Richard L. Morgan, Secretary

                     STATEMENT OF RESOLUTION ESTABLISHING
                               SERIES OF SHARES

                          (SERIES B PREFERRED STOCK)

     To the Secretary of State of

      the State of Texas:

     Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

     1. The name of the Corporation is Aviation Group, Inc., a Texas corporation (the "Corporation").

     2. The Board of Directors duly adopted the following resolution by a Unanimous Consent of the Board of Directors of the Corporation, dated as of March 23, 2000:

     WHEREAS, the Corporation's directors have reviewed and approved the Certificate of Designation ("Certificate of Designation"), attached hereto and incorporated herein by reference, delineating the number of shares, the voting powers, designations, preferences and relative, participating, optional, redemption, conversion, exchange, dividend or other special rights and qualifications, limitations or restrictions of a series of Preferred Stock to be issued by the Corporation and designated Series B Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"); now, therefore, be it

          RESOLVED, that 2,000 shares of authorized but unissued Preferred Stock be designated Series B Preferred Stock and that the Series B Preferred Stock have the rights, preferences, limitations and restrictions set forth herein; and, be it

          FURTHER RESOLVED, that the Chairman, the President or any Vice President of the Corporation, individually or collectively, be, and such officers hereby are, authorized and directed to execute, acknowledge, attest, record and file with the Secretary of State of the State of Texas the Certificate of Designation in accordance with the Texas Business Corporation Act and to take all other actions that such officers deem necessary to effectuate the Certificate of Designation.

                          CERTIFICATE OF DESIGNATION

     1. Series B Preferred Stock. The Series B Preferred Stock (the "Series B Preferred"), will consist of 2,000 shares and will have the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as follows:

     2. Dividends and Distributions. The holders of record of shares of Series B Preferred shall be entitled to receive, when and if declared by the Board of Directors of the Corporation out of funds legally available for the payment of dividends, quarterly dividends at a rate of twelve percent (12%) of the Liquidation Value (as defined in Section 3 below) per annum per share of Series B Preferred, out of funds legally available therefor, which shall be prior and in preference to any declaration or payment of any dividend on the Common Stock (excluding any stock splits and stock dividends payable in shares of Common Stock) or any other class or series of Preferred Stock (other than the Company's Series C Convertible Preferred Stock (the "Series C Preferred"), to which the Series B Preferred shall rank pari passu with respect to dividend rights). Any such dividends that are not paid shall accrue and be cumulative.

     Quarterly dividends shall commence to accrue on January 1, April 1, July 1, and October 1, in each year, except that the first quarterly dividend for each share shall commence to accrue on the date of original issuance of such share, and shall end on and include the day immediately preceding the first day of the next quarterly dividend period. Dividends on the shares of Series B Preferred shall be payable on January 1, April 1, July 1, and October 1 of each year (a "Dividend Payment Date"), commencing April 1, 2000; provided, however, that no obligation to pay a dividend shall exist until such dividends are declared by the Board of Directors. Each such dividend shall be paid to the holders of record of the Series B Preferred as they shall appear on the stock register of the Corporation on such record date, not exceeding 45 days preceding such Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

     3. Liquidation Rights. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), distributions shall be made to the holders of Series B Preferred and Series C Preferred, on a pari passu basis, in respect of such Series B Preferred and Series C Preferred before any amount shall be paid to the holders of any other class or series of capital stock of the Corporation in the following manner:

     The holders of the Series B Preferred and Series C Preferred shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of its capital stock an amount per share of Series B Preferred or Series C Preferred equal to the sum of (i) $10,000 ("Liquidation Value"), plus (ii) all accrued but unpaid dividends (calculated through the date of liquidation) (collectively, with the Liquidation Value, the "Liquidation Preference"), prior to any distribution to the holders of any other Preferred Stock or Common Stock. If the proceeds from a Liquidation are not sufficient to pay to the holders of Series B Preferred and Series C Preferred the full Liquidation Preference, then such holders shall instead be entitled to receive the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock, which assets and funds shall be distributed ratably among the holders of the Series B

Preferred and Series C Preferred.

     4.   Voting Rights.

     The holder of each share of Series B Preferred will not be entitled to vote on any matter; provided, however, that to the extent required by law or by
Section 7 hereof, the holder of each share of Series B Preferred will be entitled to vote on matters as a separate class or series.

     5.   Redemptions.

          (a) Mandatory Redemption. At any time after February 28, 2001, the Corporation shall have the right, at its option, to redeem all or part of the shares of Series B Preferred then outstanding. In addition, at any time before or after February 28, 2001, the Corporation shall be required to redeem, prior to any redemption of the Series A Convertible Preferred Stock, shares of Series B Preferred then outstanding from and to the extent of the net cash proceeds from (i) the sale of any assets of the Corporation other than in the ordinary course of business and (ii) the sale of public debt or equity securities subsequent to the completion of the business combinations and financings contemplated by the two amended letters of intent dated as of March 16,2000 between the Corporation and Global Leisure Travel, Inc. and the Corporation and travelbyus.com ltd. The redemption effected under either of the foregoing sentences in this Section 5(a) shall be referred to as a "Mandatory Redemption" and shall be effected at a price per share equal to the Liquidation Preference (the "Redemption Price").

          (b) Redemption Procedure. The Corporation shall effect a Mandatory Redemption by giving written notice to the holders of the Series B Preferred not less than thirty (30) days nor more than one hundred fifty (150) days prior to the intended effective date of the Mandatory Redemption of such election to exercise or such requirement to effect a Mandatory Redemption, the number of shares of Series B Preferred subject to the Mandatory Redemption, and the intended effective date of the Mandatory Redemption (the "Redemption Date"). A holder of the Series B Preferred shall not have the right to receive payment of the Redemption Price unless and until the holder surrenders the certificate or certificates representing the holder's Series B Preferred at the principal office of the Corporation or of the Corporation's transfer agent. Following the Redemption Date, the Corporation shall, as soon as practicable after such surrender, send payment to the holder of Series B Preferred surrendering such certificates in the form of a check of the Corporation for the total amount of the Redemption Price to which the holder may be entitled.

          (c) Dividends; Rights of Holders. No share of Series B Preferred is entitled to any dividends declared after the date on which the Redemption Price of such share of Series B Preferred is paid or irrevocably set aside for payment. On such date, all rights of the holder of such share of Series B Preferred will cease, and such share of Series B Preferred will be deemed to be not outstanding.

          (d) Reissuance; New Certificates. Any shares of Series B Preferred which are redeemed or otherwise acquired by the Corporation will be canceled and will not be reissued, sold or transferred and will be returned to the status of authorized but unissued shares of Preferred Stock without designation to a series or class of Preferred Stock. If fewer than the total number of shares of Series B Preferred represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Series B Preferred will be issued to the holder thereof without cost to such holder within three (3) business days after surrender of the certificate representing the redeemed shares.

          (e) Ratable Redemptions. Neither the Corporation nor any of its subsidiaries will redeem, repurchase or otherwise acquire any shares of Series B Preferred pursuant to this Section 5, except on a pro-rata basis from all holders of shares of Series B Preferred on the basis of the number of shares of Series B Preferred owned by each such holder.

     6. Notices. Any notice required by the provisions of this Certificate to be given to the holders of Series B Preferred shall be deemed to have been sufficiently received (except as otherwise provided herein) (a) upon receipt when personally delivered, (b) one (1) day after being sent by overnight delivery or telecopy providing confirmation or receipt of delivery, or (c) three
(3) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

     7. Approval of Certain Transactions While Any Series B Preferred is Outstanding. So long as at least 100 shares of Series B Preferred are outstanding, the Corporation shall not, without first obtaining the written approval of the holders of at least a majority of the Series B Preferred then outstanding, voting as a separate class, take any action that:

          (a) alters the rights, preferences or privileges of the Series B Preferred;

          (b) increases or decreases the authorized number of shares of Series B Preferred;

          (c) creates any new class or series of shares, or issues any such shares or options exercisable or convertible into such shares, that have a preference over or are on a parity with the Series B Preferred with respect to dividends or liquidation preferences;

          (d) reclassifies stock into shares having a preference over or that are on parity with the Series B Preferred with respect to dividends or liquidation preferences; or

          (e) alters or amends the provisions of this Section 7.

     3. The resolutions set forth above have been duly adopted by all necessary action on the part of the Corporation.

     IN WITNESS WHEREOF, Aviation Group, Inc. has caused this Statement to be executed by Lee B. Sanders, its Chairman, and attested by Richard L. Morgan, its Secretary, as of this 30th day of March, 2000.

                                        Aviation Group, Inc.

                                        By: /s/  Bill Kerby
                                            ---------------

                                            Bill Kerby, President

     ATTESTED:

     By: /s/  Richard L. Morgan
         ----------------------

         Richard L. Morgan, Secretary

              STATEMENT OF RESOLUTION INCREASING NUMBER OF SHARES

                          IN SERIES B PREFERRED STOCK

     To the Secretary of State of

     the State of Texas:

     Pursuant to the provisions of Article 2.13B of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of amending the Certificate of Designation for the Series B Preferred Stock (the "Certificate of Designation") to increase the number of authorized shares in the Corporation's Series B Preferred Stock (the "Series B Preferred Stock"):

     1. The name of the Corporation is Aviation Group, Inc., a Texas corporation (the "Corporation").

     2. The Board of Directors duly adopted the following resolutions at a duly called meeting of the Board of Directors of the Corporation, held on May 3, 2000:

     WHEREAS, the Corporation's directors have deemed it in the best interest of the Corporation to amend the Certificate of Designation for the Series B Preferred Stock to increase the authorized number of shares of Series B Preferred Stock from 2,000 to 3,000;

          NOW, THEREFORE, BE IT RESOLVED, that the Corporation's directors do hereby fix and determine the new number of authorized shares of Series B Preferred Stock to be 3,000 and do hereby amend Section 1 of the Certificate of Designation creating the Series B Preferred Stock, filed with the Texas Secretary of State on April 3, 2000, to read in its entirety as follows:

               "1.  Series B Preferred Stock.  The Series B Preferred Stock
          (the "Series B Preferred") will consist of 3,000 shares and will have the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as follows:"

          FURTHER RESOLVED, that the Chairman, the President or any Vice President of the Corporation, individually or collectively, be, and such officers hereby are, authorized and directed to execute, acknowledge, attest, record and file with the Secretary of State of the State of Texas a copy of these resolutions in accordance with the Texas Business Corporation Act and to take all other actions that such officers deem necessary to effectuate these Resolutions.

     3. The resolutions set forth above have been duly adopted by all necessary action on the part of the Corporation.

     4. Except as provided herein, the Certificate of Designation shall otherwise remain in full force and effect, as amended hereby.

     IN WITNESS WHEREOF, Aviation Group, Inc. has caused this Statement of Resolution Increasing Number of Shares to be executed by Bill R. Kerby, its President, and attested by Richard L. Morgan, its Secretary, as of this 11th day of May, 2000.

                                        Aviation Group, Inc.

                                        By: /s/ Bill R. Kerby
                                            ------------------

                                            Bill R. Kerby, President

     ATTESTED:

     By:  /s/  Richard L. Morgan
          ----------------------

          Richard L. Morgan, Secretary

                     STATEMENT OF RESOLUTION ESTABLISHING
                               SERIES OF SHARES
                    (Series C Convertible Preferred Stock)

     To the Secretary of State of

      the State of Texas:

     Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

     1. The name of the Corporation is Aviation Group, Inc., a Texas corporation (the "Corporation").

     2. The Board of Directors duly adopted the following resolution by a Unanimous Consent of the Board of Directors of the Corporation, dated March 23, 2000:

     WHEREAS, the Corporation's directors have reviewed and approved the Certificate of Designation ("Certificate of Designation"), attached hereto and incorporated herein by reference, delineating the number of shares, the voting powers, designations, preferences and relative, participating, optional, redemption, conversion, exchange, dividend or other special rights and qualifications, limitations or restrictions of a series of Preferred Stock to be issued by the Corporation and designated Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"); now, therefore, be it

          RESOLVED, that 2,000 shares of authorized but unissued Preferred Stock be designated Series C Preferred Stock and that the Series C Preferred Stock have the rights, preferences, limitations and restrictions set forth herein; and, be it

          FURTHER RESOLVED, that the Chairman, the President or any Vice President of the Corporation, individually or collectively, be, and such officers hereby are, authorized and directed to execute, acknowledge, attest, record and file with the Secretary of State of the State of Texas the Certificate of Designation in accordance with the Texas Business Corporation Act and to take all other actions that such officers deem necessary to effectuate the Certificate of Designation.

                          CERTIFICATE OF DESIGNATION

     1. Series C Preferred Stock. The Series C Convertible Preferred Stock (the "Series C Preferred") will consist of 2,000 shares and will have the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as follows:

     2. Dividends and Distributions. The holders of record of shares of Series C Preferred shall be entitled to receive, when and if declared by the Board of Directors of the Corporation out of funds legally available for the payment of dividends, monthly dividends at a rate of nine percent (9%) of the Liquidation Value (as defined in Section 3 below) per annum per share of Series C Preferred, out of funds legally available therefor, which shall be prior and in preference to any declaration or payment of any dividend on the Common Stock (excluding any stock splits and stock dividends payable in shares of Common Stock) or any other class or series of Preferred Stock (other than the Company's Series B Preferred Stock (the "Series B Preferred"), to which the Series C Preferred shall rank pari passu with respect to dividend rights). Any such dividends that are not paid shall accrue and be cumulative.

     Monthly dividends shall commence to accrue on the first day of each month of the year except that the first monthly dividend for each share shall commence to accrue on the date of original issuance of such share, and shall end on and include the day immediately preceding the first day of the next monthly dividend period. Dividends on the shares of Series C Preferred shall be payable on the first day of each month of each year (a "Dividend Payment Date"), commencing April 1, 2000; provided, however, that no obligation to pay a dividend shall exist until such dividends are declared by the Board of Directors. Each such dividend shall be paid to the holders of record of the Series C Preferred as they shall appear on the stock register of the Corporation on such record date, not exceeding 45 days preceding such Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

     3. Liquidation Rights. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), distributions shall be made to the holders of Series C Preferred and Series B Preferred, on a pari passu basis, in respect of such Series C Preferred and Series B Preferred before any amount shall be paid to the holders of any other class or series of capital stock of the Corporation in the following manner:

     The holders of the Series C Preferred and Series B Preferred shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of its capital stock an amount per share of Series C Preferred and Series B Preferred Stock equal to the sum of (i) $10,000 ("Liquidation Value"), plus (ii) all accrued but unpaid dividends on such shares (calculated through the date of liquidation) (collectively, with the Liquidation Value, the "Liquidation Preference"), prior to any distribution to the holders of any other Preferred Stock or Common Stock. If the proceeds from a Liquidation are not sufficient to pay to the holders of Series C Preferred and Series B Preferred the full Liquidation Preference, then such holders shall instead be entitled to receive the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock, which assets and funds shall be distributed ratably among the holders of the Series C Preferred and Series B Preferred.

     4.   Voting Rights.

          (a) Voting with Common Stock. Except as otherwise required by law or by Section 8 hereof, the holder of each share of Series C Preferred will not be entitled to vote as a shareholder on any matters prior to the earlier of the following events (the "Triggering Event") (a) September 30, 2000 or (b) the consummation of the merger between the Corporation or a subsidiary of the Corporation and travelbyus.com ltd., an Ontario corporation (the "Merger"). After the occurrence of a Triggering Event, except as otherwise required by law or by Section 8 hereof, the holder of each share of Series C Preferred will be entitled to vote on all matters with the Common Stock as a single class, and not as a separate class or series, with each share of Series C Preferred entitling the holder thereof to the number of votes per share equal to the full number of shares of Common Stock into which each share of Series C Preferred is convertible on the record date for such vote. After the occurrence of a Triggering Event, the holders of the Series C Preferred shall receive notice of and shall be entitled to attend in person or by proxy any meeting of the holders of Common Stock.

          (b) Majority Class Vote. In addition to the special voting rights provided in Section 8 and Section 4(a), the holders of the Series C Preferred shall also have the right to vote as a separate class on any matter if required by the Texas Business Corporation Act or any successor statute (the "Act"). Pursuant to the Act, with respect to any matter for which the affirmative vote of the holders of a specified portion in excess of the majority of the outstanding shares of Series C Preferred entitled to vote is required by the Act, the act of the holders of Series C Preferred on that matter shall be the affirmative vote of the holders of a majority of the outstanding shares of Series C Preferred entitled to vote on that matter, rather than the affirmative vote of the greater percentage otherwise required by the Act.

     5.   Redemptions.

          (a) Right to Redemption. At any time on or prior to September 30, 2000, the Corporation shall have the right to redeem (the "Mandatory Redemption") all or part of the shares of Series C Preferred then outstanding at a price per share equal to the Liquidation Preference (the "Redemption Price").

          (b) Redemption Procedure. The Corporation may effect a Mandatory Redemption by giving written notice to the holders of the Series C Preferred not less than thirty (30) days nor more than one hundred fifty (150) days prior to the intended effective date of the Mandatory Redemption of such election to exercise a Mandatory Redemption, the number of shares of Series C Preferred subject to the Mandatory Redemption, and the intended effective date of the Mandatory Redemption (the "Redemption Date"). Upon receipt of the written notice of a Mandatory Redemption, the holders of the Series C Preferred will have the right to convert their shares of Series C Preferred into shares of Common Stock pursuant to Section 6(b). A holder of the Series C Preferred shall not have the right to receive payment of the Redemption Price unless and until the holder surrenders the certificate or certificates representing the holder's

Series C Preferred at the principal office of the Corporation or of the Corporation's transfer agent. Following the Redemption Date, the Corporation shall, as soon as practicable after such surrender, send payment to the holder of Series C Preferred surrendering such certificates in the form of a check of the Corporation for the total amount of the Redemption Price to which the holder may be entitled.

          (c) Dividends; Rights of Holders. No share of Series C Preferred is entitled to any dividends declared after the date on which the Redemption Price of such share of Series C Preferred is paid or irrevocably set aside for payment. On such date, all rights of the holder of such share of Series C Preferred will cease, and such share of Series C Preferred will be deemed to be not outstanding.

          (d) Reissuance; New Certificates. Any shares of Series C Preferred which are redeemed or otherwise acquired by the Corporation will be canceled and will not be reissued, sold or transferred and will be returned to the status of authorized but unissued shares of Preferred Stock without designation at to a series or class of Preferred Stock. If fewer than the total number of shares of Series C Preferred represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Series C Preferred will be issued to the holder thereof without cost to such holder within three
(3) business days after surrender of the certificate representing the redeemed shares.

          (e) Ratable Redemptions. Neither the Corporation nor any of its subsidiaries will redeem, repurchase or otherwise acquire any shares of Series C Preferred pursuant to this Section 5, except on a pro-rata basis from all holders of shares of Series C Preferred on the basis of the number of shares of Series C Preferred owned by each such holder.

     6.   Conversion.

          (a) Corporation's Right to Convert. At any time after February 28, 2001, each share of Series C Preferred shall be automatically and mandatorily convertible, at the option of the Corporation, into shares of Common Stock at the Conversion Rate (as defined in Section 6(c) hereof). The Corporation shall give each holder of the Series C Preferred ten (10) days prior written notice stating the date that the automatic and mandatory conversion of the Series C Preferred will occur under this Section 6(a). The Corporation and the holders of the Series C Preferred shall carry out the exchange procedures set forth in
Section 6(d) as soon as practicable after the Corporation has given the written notice of automatic conversion required by this Section 6(a). The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock immediately prior to the close of business on the effective date of the conversion stated in the notice from the Corporation.

          (b) Holder's Right to Convert. Each share of Series C Preferred shall be convertible, at the option of the holder thereof, at any time after October 31, 2000 or, if earlier, after the holder has received notice of the Corporation's election to exercise a Mandatory Redemption under Section 5 hereof, into shares of Common Stock at the Conversion Rate (as defined in Section 6(c) hereof). To effect such conversion, the holder of Series C Preferred shall

(i) give the Corporation written notice stating that the holder elects to exercise the right to convert and the number of shares of Series C Preferred that the holder elects to convert, and (ii) deliver the certificate or certificates evidencing the Series C Preferred to be converted in accordance with Section 6(d) below. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such delivery of the certificate or certificates for the Series C Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (c) Conversion Rate. Upon a conversion pursuant to Section 6(a) or
Section 6(b) hereof, each share of Series C Preferred shall be converted into a number of shares of Common Stock equal to the quotient (the "Conversion Rate") obtained by dividing (i) the Liquidation Preference on the Conversion Date (as defined in Section 6(d) hereof), by (ii) the greater of (x) US $6.00 (the "Minimum Conversion Price") or (y) the arithmetic mean of the closing bid prices of the Common Stock as reported by Bloomberg, L.P. for the twenty-one (21) trading days preceding the Conversion Date (the "Mean Trading Price").

          (d) Mechanics of Voluntary Conversion. After any conversion of shares of Series C Preferred into shares of Common Stock under Section 6(a) or Section 6(b), before certificates of Common Stock therefor shall be issued, the certificate or certificates representing the shares of Series C Preferred shall be surrendered, duly endorsed, at the principal office of the Corporation or of the Corporation's transfer agent. The Corporation shall as soon as practicable after such delivery, issue and deliver to the holder of Series C Preferred surrendering such certificates, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid. The effective date of the automatic and mandatory conversion under Section 6(a) or the date on which the voluntary conversion is deemed to have been made under
Section 6(b), or such other date as may be fixed by the mutual agreement of the Corporation and the holder as the date for the particular conversion, is referred to as the "Conversion Date".

          (e) Status of Converted Stock. In case any shares of Series C Preferred shall be converted pursuant to this Section 6, the shares so converted shall be canceled and shall not be reissued, sold or transferred and shall be returned to the status of authorized but unissued shares of Preferred Stock without designation as to a series or class of Preferred Stock.

          (f) Fractional Shares. In lieu of any fractional shares in the aggregate to which the holder of Series C Preferred would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the Board of Directors.

          (g) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series C Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (h) Payment of Taxes. The Corporation shall pay all issued taxes, if any, incurred in connection with the issuance of the Common Stock on conversion of any shares of Series C Preferred, but the Corporation shall not pay any transfer or other taxes incurred by reason of the issuance of such Common Stock in any name other than the name in which the share or shares of Series C Preferred surrendered for conversion may stand.

          (i) Adjustments to Minimum Conversion Price. In the event of any stock dividend on the Common Stock, any stock split, reverse stock split, stock combination or reclassification of the Common Stock or any merger, consolidation or combination of the Corporation with any other corporation or corporations, the Minimum Conversion Price shall be proportionately adjusted so that the holders of the Preferred Stock after such event shall be entitled to receive upon conversion the number and kind of shares which such holders would have owned or been entitled to receive had such Preferred Stock been converted immediately prior to such event, in any case as if the Conversion Rate were determined using the Minimum Conversion Price and not the Mean Trading Price. Such adjustment shall be made successively upon the occurrence of any of the events listed in this Section 6(i).

     7. Notices. Any notice required by the provisions of this Certificate to be given to the holders of Series C Preferred shall be deemed to have been sufficiently received (except as otherwise provided herein) (a) upon receipt when personally delivered, (b) one (1) day after sent by overnight delivery or telecopy providing confirmation or receipt of delivery, or (c) three (3) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, and addressed to each holder of record at such holder's address appearing on the share transfer books of the Corporation.

     8. Approval of Certain Transactions While Any Series C Preferred is Outstanding. So long as any shares of Series C Preferred are outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the Series C Preferred then outstanding, voting as a separate class, take any action that:

          (a) alters the rights, preferences or privileges of the Series C Preferred;

          (b) increases or decreases the authorized number of shares of Series C Preferred;

          (c) creates any new class or series of shares, or issues any such shares or options exercisable or convertible into such shares, that have a preference over or are on a parity with the Series C Preferred with respect to dividends or liquidation preferences other than shares of Series B Preferred;

          (d) reclassifies stock into shares having a preference over or that are on parity with the Series C Preferred with respect to dividends or liquidation preferences other than shares of Series B Preferred; or

          (e) alters or amends the provisions of this Section 8.

     3. The resolutions set forth above have been duly adopted by all necessary action on the part of the Corporation.

     IN WITNESS WHEREOF, Aviation Group, Inc. has caused this Certificate to be executed by Bill Kerby, its President, and attested by Richard L. Morgan, its Secretary, this 30th day of March, 2000.

                                        Aviation Group, Inc.


                                        By:  /s/  Bill Kerby
                                             ---------------

                                             Bill Kerby, President

     ATTESTED:


     By:  /s/  Richard L. Morgan
          ----------------------

          Richard L. Morgan, Secretary

              STATEMENT OF RESOLUTION INCREASING NUMBER OF SHARES

                    IN SERIES C CONVERTIBLE PREFERRED STOCK

     To the Secretary of State of

      the State of Texas:

     Pursuant to the provisions of Article 2.13B of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of amending the Certificate of Designation for the Series C Convertible Preferred Stock (the "Certificate of Designation") to increase the number of authorized shares in the Corporation's Series C Convertible Preferred Stock (the "Series C Preferred Stock"):

     1. The name of the Corporation is Aviation Group, Inc., a Texas corporation (the "Corporation").

     2. The Board of Directors duly adopted the following resolutions at a duly called meeting of the Board of Directors of the Corporation, held on May 3, 2000:

     WHEREAS, the Corporation's directors have deemed it in the best interest of the Corporation to amend the Certificate of Designation for the Series C Preferred Stock to increase the authorized number of shares of Series C Preferred Stock from 2,000 to 3,000;

          NOW, THEREFORE, BE IT RESOLVED, that the Corporation's directors do hereby fix and determine the new number of authorized shares of Series C Preferred Stock to be 3,000 and do hereby amend Section 1 of the Certificate of Designation creating the Series C Preferred Stock, filed with the Texas Secretary of State on April 3, 2000, to read in its entirety as follows:

               "1. Series C Preferred Stock. The Series C Convertible Preferred Stock (the "Series C Preferred") will consist of 3,000 shares and will have the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as follows:"

          FURTHER RESOLVED, that the Chairman, the President or any Vice President of the Corporation, individually or collectively, be, and such officers hereby are, authorized and directed to execute, acknowledge, attest, record and file with the Secretary of State of the State of Texas a copy of these resolutions in accordance with the Texas Business Corporation Act and to take all other actions that such officers deem necessary to effectuate these Resolutions.

     5. The resolutions set forth above have been duly adopted by all necessary action on the part of the Corporation.

     6. Except as provided herein, the Certificate of Designation shall otherwise remain in full force and effect, as amended hereby.

     IN WITNESS WHEREOF, Aviation Group, Inc. has caused this Statement of Resolution Increasing Number of Shares to be executed by Bill R. Kerby, its President, and attested by Richard L. Morgan, its Secretary, as of this 11th day of May, 2000.

                                        Aviation Group, Inc.

                                        By: /s/  Bill R. Kerby
                                            --------------------

                                            Bill R. Kerby, President

     ATTESTED:


     By:  /s/  Richard L. Morgan
          ----------------------

          Richard L. Morgan, Secretary